Exhibit 99.1


Prominent Biotech Policy Expert, David W. Beier, Joins VaxGen Board of Directors

BRISBANE, Calif., Nov. 14 -- VaxGen, Inc. (Nasdaq: VXGN) announced today that attorney David W. Beier, former Chief Domestic Policy Adviser for Vice President Al Gore and previous Vice President of Government Affairs for Genentech, Inc., has joined VaxGen's Board of Directors.

"David is one of the nation's most renowned biotechnology policy experts," said Lance K. Gordon, VaxGen's Chief Executive Officer. "With his combination of private sector leadership, representing Genentech on Capitol Hill, and public sector experience, serving both the White House and Congress, he'll be invaluable to VaxGen's effort to bring the world's first AIDS vaccine to market."

Beier is currently a partner in the Washington, D.C.-office of Hogan & Hartson, a leading international law firm where he counsels technology companies, including biotechnology and pharmaceutical companies, on civil, regulatory, legislative and policy matters. During his White House service, Beier played an instrumental role in developing the Clinton administration's policies on biotechnology and technology issues.

In his nearly 10 years at Genentech, prior to being recruited by the Clinton administration, Beier led the development of Genentech's legislative strategies and served as its chief lobbyist, repeatedly testifying before Congress.

Before  joining  Genentech,  he  served  for 10 years as  counsel  to the  House
Judiciary Committee where he was the principal staff person on a range of biotechnology issues.

"I've been following the development of VaxGen's AIDS vaccine since its earliest days," said Beier, "when I was still working at Genentech. VaxGen has an excellent leadership team and I believe the company is poised to make history with its vaccine. It's an honor to join the board of directors and offer the company my counsel on policy-related issues."

Beier becomes the seventh member of VaxGen's board and will serve on its audit committee.

Beier received his Juris Doctorate from Albany Law School and earned his Bachelor's degree from Colgate University.

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VaxGen is the only company with preventive HIV vaccines in Phase III trials, the final stage before regulatory approval can be sought. The company's two Phase III trials -- one in North America and Europe and another in Thailand -- are designed to determine how well the vaccine, AIDSVAX, prevents HIV infection in humans. VaxGen's North American/European trial is scheduled to conclude no later than the end of 2002, with the Thai trial scheduled for conclusion the following year. VaxGen is located in Brisbane, California. For more information, please visit the company's web site at www.vaxgen.com.

AIDSVAX(R) is a registered trademark of VaxGen.

NOTE: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause VaxGen's actual results to be materially different from historical results, expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainties related to the progress, costs and results of the Company's Phase III clinical trials, the Company's ability to fund the Thai trial to completion, the progress of other internal research and development projects, the Company's ability to demonstrate efficacy of AIDSVAX in clinical trials, the Company's ability to obtain regulatory approval to market AIDSVAX and the Company's ability to secure commercial-scale manufacturing for AIDSVAX. Reference should be made to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2001, under the headings "Factors Affecting Future Results" and "Business" and to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001, under the heading "Risk Factors," for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.